UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17,  2011

WELLSTONE FILTER SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28161	33-0619264
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Company Identification No.)

1200 N. Coast Highway, Laguna Beach, California 92651
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 370-4408

710 Market Street, Chapel Hill, North Carolina 27516
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)

On or about March 24, 2011, the Board of Directors of Wellstone Filter Sciences Inc. (the “Company”) advised Child, Van Wagoner & Bradshaw, PLLC, its independent auditor (the “Prior Auditor”), that it had been dismissed and would not be appointed as the Company’s auditor for the fiscal year ending December 31, 2010, and the interim periods for 2011.  The decision to change the independent auditor of the Company was approved by the Board of Directors.

The report of the Prior Auditor on the Company’s financial statements for the fiscal years ending December 31, 2009 and 2008 contained a “going concern” qualification.  Other than the “going concern” qualification, during that period, no accountant’s report has contained any adverse opinion or a disclaimer of an opinion or was otherwise qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ending December 31, 2009 and  2008, and through the interim period from January 1, 2010 to March 24, 2011, the date of the Prior Auditor's dismissal, there were no disagreements between the Company and the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Prior Auditor would have caused it to make reference to the subject matter of the disagreement in connection with its report.  Further, the Company has not been advised by the Prior Auditor that:

(1)

The internal controls necessary to develop reliable financial statements did not exist; or

(2)

Information has come to the attention of the Prior Auditor which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

(3)

The scope of the audit should be expanded significantly, or information has come to the attention of the Prior Auditor that it has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the past two most recent fiscal years.

(b)

On or about March 17, 2011, the Company engaged MaloneBailey, LLP (“MaloneBailey”), as its principal accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2010 as successor to the Prior Auditor.  During the Company’s two most recent fiscal years or subsequent interim period through March 24, 2011, the Company has not consulted with MaloneBailey regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did MaloneBailey provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company’s two most recent fiscal years or subsequent interim period through March 24, 2011, the Company has not consulted with MaloneBailey on any matter that was the subject of a disagreement or a reportable event.

The Board of Directors approved the change in the Company’s auditor on March 17, 2011, following the consummation of the reverse merger of Auri Design Group, LLC (the “Acquiree”) with an into the Company’s wholly owned subsidiary, Auri Footwear, Inc., as previously reported in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011.  MaloneBailey has acted as the Acquiree’s principal accountant and audited its financial statements for the fiscal years ending December 31, 2010 and 2009, and is familiar with the Acquiree and its business, which the business of the Company following the reverse merger.

On March 24, 2011, the Company provided a draft copy of this report on Form 8-K to the Prior Auditor, requesting its comments on the information contained herein.  A copy of the responsive letter from the Prior Auditor is filed as an exhibit.

Item 9.01	Financial Statements and Exhibits.

(a)

A copy of the responsive letter from Child, Van Wagoner & Bradshaw, PLLC is filed as Exhibit 16.2 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSTONE FILTER SCIENCES, INC.

Date: March 24, 2011

By:/s/ Ori Rosenbaum

Ori Rosenbaum

President